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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT




 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  January 20, 1995


                  THE DOW CHEMICAL COMPANY
   (Exact name of registrant as specified in its charter)



     Delaware                     1-3433              38-1285128
(State or other jurisdiction  (Commission File     (IRS Employer
    of incorporation)            Number)           Identification No.)



               2030 Dow Center, Midland, Michigan           48674
          (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (517) 636-1000




Not applicable
(Former name or former address, if changed since last report.)



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Item 5.  Other Events

    The Dow Chemical Company issued a press release on January 20, 1995 related to the impact on its earnings due to a special charge taken by Dow Corning Corporation, which is partially owned by The Dow Chemical Company. The text of that press release follows:

FOR FURTHER INFORMATION:
Doug Draper
The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
517/636-2876

January 20, 1995

DOW CHEMICAL ANNOUNCES $70 MILLION IMPACT ON ITS EARNINGS
RESULTING FROM DOW CORNING SPECIAL CHARGE

Dow Corning Corporation, which is partially owned by The Dow
Chemical Company (50 percent shareholder), announced today that it will take a pretax charge of $241 million ($152 million after tax) for the fourth quarter of 1994.

As a result of this charge, Dow Chemical will record its 50 percent share of the after tax loss net of any tax benefits available to Dow. The impact on Dow Chemical's earnings in the fourth quarter of 1994 and for the year will be $70 million and equal to 25 cents per share.














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                         SIGNATURES



    Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE DOW CHEMICAL COMPANY
                                    Registrant

                              /s/ Roger L. Kesseler
                              _______________________________
                              ROGER L. KESSELER
                              Vice President, Controller


                              Date:  January 20, 1995








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